(Restated as of December 7, 1994)




                                   BYLAWS
                                     OF
                            PIER 1 IMPORTS, INC.



                                 ARTICLE I.

                                   OFFICES

            Section 1. The principal office shall be located in the City of Fort Worth, County of Tarrant, State of Texas.

            Section 2. The corporation may also have offices at such other places within or without the State of Delaware as the Board of Directors may from time to time determine, or as the business of the corporation may require.


                                 ARTICLE II.

                          MEETINGS OF SHAREHOLDERS

            Section 1. Meetings of the shareholders shall be held at such place within or without the State of Delaware as shall be specified in the notice of the meeting or in a waiver thereof. If no place is specified in such notice or waiver, then meetings may be held at the principal office of the corporation in the State of Texas.

            Section 2. An annual meeting of the shareholders, commencing in the year 1987, shall be held on the date designated by the Board of Directors in each year. At such meeting the shareholders entitled to vote thereat shall elect a Board of Directors by a majority vote present in person or represented by proxy, and may transact such other business as may properly be brought before the meeting.

            Section 3. Special meetings of the shareholders may be called by the Board of Directors, the Chairman of the Board or the President.

            Section 4. Whenever shareholders are required or permitted to take any action at a meeting, a written or printed notice stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the officer or person calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, and directed to the shareholder at his address as it appears on the stock transfer books of the corporation.

            Section 5. Business transacted at any special meeting shall be confined to the purposes stated in the notice thereof.

            Section 6. The holders of a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at meetings of shareholders except as otherwise provided by statute, by the Certificate of Incorporation or these Bylaws. If, however, a quorum shall not be present or represented at any meeting of the shareholders, the shareholders present in person, or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present and represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which may have been transacted at the meeting as originally notified. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

            Section 7. The affirmative vote of the holders of a majority of the shares entitled to vote and represented at a meeting at which a quorum is present shall be the act of the shareholders, unless the vote of a greater number is required by statute, by the Certificate of Incorporation or these Bylaws.

            Section 8. Each shareholder shall be entitled to one (1) vote of each share of stock held by such shareholder, unless otherwise provided by the Certificate of Incorporation or statute.

            Section 9. Each shareholder entitled to vote at a meeting of shareholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after eleven
(11) months from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally.

            Section 10. The officer who has charge of the stock transfer books of the corporation shall make, at least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and number of shares held by each, which list, for a period of not less than ten (10) days prior to such meeting, shall be open for examination at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held, and shall be subject to inspection by any shareholder at any time during ordinary business hours for any purpose germane to the meeting. Such list shall also be produced and kept open at the time and place of the meeting, and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer books shall be the only evidence as to who are the shareholders entitled to examine such list or transfer book or to vote in person or by proxy at any meeting of shareholders.

            Section 11. Nominations of persons for election to the Board of Directors of the corporation and the proposal of other business to be considered by the shareholders may be made at an annual meeting of shareholders pursuant to the corporation's notice of meeting (a) by or at the direction of the Board of Directors or (b) by any shareholder of the corporation who is a shareholder of record at the time of giving of notice provided for in this Section, who shall be entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in this Section.

            For nominations or other business to be properly brought by a shareholder before an annual meeting, the shareholder must have given timely notice thereof in writing to the Secretary of the corporation, and such business must be a proper subject for shareholder action under the Delaware General Corporation Law. To be timely, a shareholder's notice shall be delivered to the Secretary at the principal executive offices of the corporation not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made; and provided further, however, that in the event that the number of directors to be elected to the Board of Directors of the corporation shall be increased from the number elected at the preceding annual or special meeting and there shall have been no public announcement specifying the size of the increased Board of Directors made by the corporation at least 70 days prior to the first anniversary of the preceding year's annual meeting, a shareholder's notice shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if such notice shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the corporation. "Public announcement" as used herein shall mean disclosure in a press release reported by the Dow Jones News Service or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). A shareholder's notice shall set forth (i) as to each person whom the shareholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (ii) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and
(iii) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (A) the name and address of such shareholder, as they appear on the corporation's books, and of such beneficial owner, and (B) the class and number of shares of the corporation that are owned beneficially and of record by such shareholder and such beneficial owner.

            Only such persons who are nominated in accordance with the procedures set forth in this Section shall be eligible for election as directors at any meeting of shareholders. Only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section. The chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting shall have been made in accordance with the procedures set forth in this Section and, if any proposed nomination or business shall not be in compliance with this Section, to declare that such defective nomination or proposal shall be disregarded.

            Notwithstanding the foregoing provisions of this Section, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section. Nothing in this Section shall affect any rights or requirements of shareholders regarding the inclusion of proposals in the corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

            Section 12. Any action required by statute to be taken at any annual or special meeting of the shareholders, or any action which may be taken at any annual or special meeting of the shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the shareholders having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. In order that the corporation may determine the shareholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than 10 days after the date the resolution fixing the record date is adopted by the Board of Directors. Any shareholder of record seeking to have the shareholders authorize or take corporate action by written consent shall, by written notice to the Secretary delivered to the corporation's principal office, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within 10 days after the date on which such a request is received, adopt a resolution fixing the record date. If the Board of Directors shall not have acted within 10 days after the date on which such a request was received, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its principal office or the registered office in the State of Delaware. Delivery made to the corporation's principal or registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.


                                ARTICLE III.

                                  DIRECTORS

            Section 1. The number of directors of the corporation shall be not less than three (3) nor more than nine (9), as fixed from time to time by the Board of Directors or the shareholders of this corporation. Directors may be elected by a voice vote or by a show of hands unless a shareholder entitled to vote objects, in which case written ballots shall be used. The directors shall be elected at the annual meeting of the shareholders, except as otherwise provided in these Bylaws, and each director elected shall hold office until his successor is elected and qualified. Directors need not be residents of the State of Delaware or shareholders of the corporation.

            Section 2. Any director or the entire Board of Directors may be removed with or without cause by the affirmative vote of the holders of a majority of the shares entitled to vote at an election of directors.

            Section 3. Any vacancy occurring in the Board of Directors and newly created directorships resulting from any increase in the authorized number of directors elected by all of the shareholders having the right to vote as a single class may be filled by the affirmative vote of a majority of the directors then in office, although less than a quorum of the Board of Directors, or by a sole remaining director. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

            Section 4.      If at any time, by reason of death or
resignation or other cause, a corporation shall have no directors in office, then any officer or any shareholder or an executor, administrator, trustee or guardian of a shareholder, or other fiduciary entrusted with like responsibility for the person or estate of a shareholder, may call a special meeting of shareholders in accordance with the provisions of the Certificate of Incorporation or these Bylaws, or may apply to the Court of Chancery for a decree summarily ordering an election as provided in the Delaware General Corporation Law.

            Section 5. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole Board of Directors (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any shareholder or shareholders holding at least ten percent (10%) of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office as aforesaid, which election shall be governed by the Delaware General Corporation Law.

            Section 6. Unless otherwise provided in the Certificate of Incorporation by these Bylaws, when one (1) or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office for the unexpired term of his predecessor in office.

            Section 7. The business and affairs of the corporation shall be managed by or under the direction of its Board of Directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders.

            Section 8. The Board of Directors may hold its meetings and have an office or offices within or without the State of Delaware.

            Section 9. The annual meeting of the Board of Directors for the purpose of electing officers and transacting such other business as may be brought before the meeting shall be held each year immediately following the annual meeting of shareholders. No notice of such meeting shall be necessary in order legally to constitute the meeting, providing a quorum shall be present.

            Section 10. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board.

            Section 11. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors or the President, and shall be called by the Secretary on the written request of two (2) directors. Written notice of special meetings of the Board of Directors shall be given to each director at least three (3) days before the date of the meeting. Notice by mail shall be deemed to be given at the time when same shall be mailed, postage prepaid. Notice to directors may also be given by telegram. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

            Section 12. A majority of the total number of directors shall constitute a quorum for the transaction of business, and the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless a greater number is required by statute, the Certificate of Incorporation or elsewhere in these Bylaws. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

            Section 13. No contract or transaction between the corporation and one (1) or more of its directors or officers, or between the corporation and any other corporation, partnership, association or other organization in which one (1) or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose if such interested director or officer complies with the statutory disclosure requirements. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

            Section 14. The Board of Directors may, by resolution passed by a majority of the Board of Directors, designate one (1) or more committees, each committee to consist of one (1) or more directors. The Board of Directors may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided by the resolution of the Board of Directors, or in these Bylaws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, except as otherwise provided by statute.

            Section 15. Any action required or permitted to be taken at a meeting of the Board of Directors or any committee may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the Board of Directors or committee, as the case may be, and the writing or writings are filed with the minutes of proceedings of the Board of Directors, or committee.

            Section 16. Members of the Board of Directors or any committee may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in such a meeting shall constitute presence in person at the meeting.

            Section 17. The Board of Directors shall have the authority to fix the compensation of directors.


                                 ARTICLE IV.

                                   NOTICES

            Section 1. Whenever any notice is required to be given to any person under the provisions of the statutes or of the Certificate of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein shall be equivalent to the giving of such notice.

            Section 2. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when a person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.


                                 ARTICLE V.

                                  OFFICERS

            Section 1. The officers of the corporation shall consist of a President and a Secretary and may include a Chairman of the Board, one or more Vice Presidents and a Treasurer, each of whom shall be elected by the Board of Directors. Any number of offices may be held by the same person unless the Certificate of Incorporation otherwise provides.

            Section 2. The officers of the corporation shall be elected by the Board of Directors in such manner and shall hold their offices for such terms as are prescribed herein or determined by the Board of Directors.

            Section 3. Such other officers and assistant officers and agents as may be deemed necessary may be elected or appointed by the Board of Directors.

            Section 4. Any officer of the corporation may be removed at any time, with or without cause, by the Board of Directors.

            Section 5. The salaries of all officers and agents of the corporation shall be fixed by the Board of Directors.

            Section 6. Each officer of the corporation shall hold office until his successor is elected and qualified or until his earlier resignation or removal. Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise shall be filled by the Board of Directors or other governing body.

                            Chairman of the Board
                            ---------------------

            Section 7. The Chairman of the Board, if one has been appointed, shall perform such duties as may be delegated by the Board of Directors. The Board of Directors may designate whether the Chairman of the Board, if such an officer shall have been appointed, or the President, shall be the chief executive officer of the corporation. In the absence of a contrary designation, the President shall be the chief executive officer. The Chairman of the Board, if one has been appointed, or the President shall preside at all meetings of the shareholders and the Board of Directors.

                                  President
                                  ---------

            Section 8. Unless the Board of Directors shall otherwise delegate such duties, the President shall have general and active management of the business of the corporation, and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed, and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation. The President shall have such powers and duties as usually pertain to such office, except as the same may be modified by the Board of Directors.

                               Vice President
                               --------------

            Section 9. The Vice Presidents, in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President. They shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe or as the President may from time to time delegate.

                                  Secretary
                                  ---------

            Section 10. The Secretary or other officer appointed by the Board of Directors shall attend meetings of the Board of Directors and shareholders, and record all the proceedings of the meetings of the corporation and of the Board of Directors in a book to be kept for that purpose. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be. He shall keep in safe custody the seal of the corporation, and, when authorized by the Board of Directors, affix the same to any instrument requiring it, and, when so affixed, it shall be attested by his signature or by the signature of the Treasurer, an Assistant Secretary, or an Assistant Treasurer.

            Section 11. The Assistant Secretaries, in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the power of the Secretary. They shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe or as the President may from time to time delegate.

                                  Treasurer
                                  ---------

            Section 12. The Treasurer shall have the custody of the corporate funds and securities, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.

            Section 13. The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer, and of the financial condition of the corporation. The Treasurer shall perform such other duties and have such other authority and powers as the Board of Directors may from time to time prescribe or as the President may from time to time delegate.

            Section 14. If required by the Board of Directors, the Treasurer shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

            Section 15. The Assistant Treasurers, in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer. They shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe or the President may from time to time delegate.


                                 ARTICLE VI.

                           CERTIFICATE FOR SHARES

            Section 1. The shares of the corporation shall be represented by certificates, provided that the Board of Directors of the corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the corporation by the Chairman or Vice Chairman of the Board of Directors, or the President or Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the corporation representing the number of shares registered in certificate form.


            Section 2. Any or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

            Section 3. The corporation may issue a new certificate of stock or uncertificated shares in place of any certificate therefore issued by it, alleged to have been stolen or destroyed, and the corporation may require the owner of the lost, stolen, or destroyed certificate, or his legal representative to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

            Section 4. Shares of stock of the corporation shall be transferred only on the books of the corporation upon surrender to the corporation of the certificate or certificates representing the shares to be transferred accompanied by an assignment in writing of such shares properly executed by the shareholder of record of his duly authorized attorney-in-fact and with all taxes on the transfer having been paid. The corporation may refuse any requested transfer until furnished evidence satisfactory to it that such transfer is proper. Upon the surrender of a certificate for transfer of stock, such certificate shall at once be conspicuously marked on its face "Cancelled" and filed with the permanent stock records of the corporation. The Board of Directors may make such additional rules concerning the issuance, transfer and registration of stock and requirements regarding the establishment of lost, destroyed or wrongfully taken stock certificates as it deems appropriate.

            Section 5. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent in writing to corporate action without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance a record date, which shall not be more than sixty (60) nor less then ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. If no record date is fixed:

            (a) The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

            (b) The record date for determining shareholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed.

            (c) The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.


A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

             Section 6. The corporation shall be entitled to recognize the exclusive rights of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

             Section 7. No shareholder shall have any preemptive right to subscribe to an additional issue of stock or to any security convertible into such stock unless, and except to the extent that, such right is expressly granted in the Certificate of Incorporation.


                                  ARTICLE VII.

                               GENERAL PROVISIONS

             Section 1. The Board of Directors may declare and the corporation may pay dividends upon the shares of its capital stock in cash, property, or shares of the corporation's capital stock pursuant to statute and subject to any restrictions contained in its Certificate of Incorporation. If the dividend is to be paid in shares of the corporation's theretofore unissued capital stock, the Board of Directors shall, by resolution, direct that there be designated as capital in respect of such shares an amount which is not less than the aggregate par value of par value shares being declared as a dividend and, in the case of shares without par value being declared as a dividend, such amount as shall be determined by the Board of Directors. No such designation as capital shall be necessary if shares are being distributed by the corporation pursuant to split-up or division of its stock rather than as payment of a dividend declared payable in stock of the corporation.

             Section 2. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

             Section 3. The fiscal year of the corporation shall be fixed by resolution by the Board of Directors.

             Section 4. The corporate seal shall have inscribed thereon the name of the corporation and may be in such form as the Board of Directors may determine, and may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

             Section 5. The corporation shall indemnify to the full extent authorized by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer or employee of the corporation or any predecessor of the corporation or serves or served any other enterprise as a director, officer or employee at the request of the corporation or any predecessor of the corporation.


                                  ARTICLE VIII.

                                   AMENDMENTS

             The power to alter, amend or repeal the Bylaws of the corporation or adopt new Bylaws shall be vested in the Board of Directors of the corporation.